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                                                                  EXHIBIT 10.31

                          COLLATERAL PLEDGE AGREEMENT

                            Date: December 22, 1998

          This Agreement, dated as of December 22, 1998, is made by PARSON'S ELECTRIC HOLDINGS, INC., a Delaware corporation (the "Debtor"), for the benefit of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Secured Party") for the Banks (as defined in the Credit Agreement described below).

          Pursuant to a Credit Agreement of even date herewith (such agreement, together with all amendments, modifications and restatements thereof, being herein called the "Credit Agreement"), the Banks have agreed to make advances and extend other financial accommodations to Nationwide Electric, Inc., a Delaware corporation (the "Borrower").

          As a condition to making such advances and extending such financial accommodations, the Secured Party has required the execution and delivery of the Debtor's Guaranty and Security Agreement of even date herewith.

          As a further condition to making such advances under the Credit Agreement, the Secured Party and the Banks have required the execution and delivery of this Agreement by the Debtor.

          ACCORDINGLY, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.  Definitions. All terms defined in the Credit Agreement that are
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not otherwise defined herein shall have the meanings given them in the Credit
Agreement.  In addition, the following terms have the meanings set forth below:

          2.  Security Interest and Collateral. To secure the payment and
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performance of each and every debt, liability and obligation of every type and description which the Borrower or the Debtor may now or at any time hereafter owe to the Secured Party and the Banks (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), the Debtor hereby grants the Secured Party a security interest (herein called the "Security Interest") in all shares of stock in each of The Allison Company, a Georgia corporation and Henderson Electric Co., Inc., a Delaware corporation, together with all rights in connection with such property (herein called the "Collateral").
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          3.  Representations, Warranties and Covenants. The Debtor represents,
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warrants and covenants that:

          (a) The Debtor will duly endorse, in blank, each and every instrument constituting Collateral by signing on said instrument or by signing a separate document of assignment or transfer, if required by the Secured Party.

          (b) The Debtor is the owner of the Collateral free and clear of all liens, encumbrances, security interests and restrictions, except the Security Interest and any restrictive legend appearing on any instrument constituting Collateral.

          (c) The Debtor will keep the Collateral free and clear of all liens, encumbrances and security interests, except the Security Interest.

          (d) The Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any Collateral.

          (e) At any time, upon request by the Secured Party, the Debtor will deliver to the Secured Party all notices, financial statements, reports or other communications received by the Debtor as an owner or holder of the Collateral.

          (f) The Debtor will upon receipt deliver to the Secured Party in pledge as additional Collateral all securities distributed on account of the Collateral such as stock dividends and securities resulting from stock splits, reorganizations and recapitalizations.

          4.  Rights of the Secured Party. The Debtor agrees that the Secured
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Party may at any time, whether before or after the occurrence of an Event of
Default and without notice or demand of any kind, (i) notify the obligor on or issuer of any Collateral to make payment to the Secured Party of any amounts due or distributable thereon; (ii) in the Debtor's name or the Secured Party's name enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or any part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral; (iii) receive all proceeds of the Collateral; and (iv) hold any increase or profits received from the Collateral as additional security for the Obligations, except that any money received from the Collateral shall, at the Secured Party's option, be applied in reduction of the Obligations, in such order of application as the Secured Party may determine, or be remitted to the Debtor.

          5.  Events of Default. Each of the following occurrences shall
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constitute an event of default under this Agreement (herein called "Event of
Default"): (i) the Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by the Debtor set forth in this Agreement or made to the Secured Party in any financial statements or reports submitted to the Secured Party by or on behalf of

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the Debtor shall prove materially false or misleading; (iii) an Event of
Default, as defined in that certain Credit Agreement of even date herewith by and between Parsons Electric Co. and the Secured Party (as the same may hereafter be amended from time to time), shall occur.

          6.  Remedies upon Event of Default. Upon the occurrence of an Event of
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Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights or remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise all voting and other rights as a holder of the Collateral; (iii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code as in effect from time to time in the state of Minnesota, including the right to offer and sell the Collateral privately to purchasers who will agree to take the Collateral for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on the certificates representing the Collateral, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to the Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 10 calendar days prior to the date of intended disposition or other action; (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or property.

          7.  Miscellaneous. Any disposition of the Collateral in the manner
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provided in Section 6 shall be deemed commercially reasonable. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to the Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, or by telecopier to the Debtor at its address or telecopier number, as the case may be, set forth above or at the most recent address or telecopier number shown on the Secured Party's records. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to exercise at all or in any particular manner any voting rights which may be available with respect to any Collateral, to

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realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. The Debtor will reimburse the Secured Party for all expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in the protection, defense or enforcement of the Security Interest, including expenses incurred in any litigation or bankruptcy or insolvency proceedings. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party's acceptance hereof. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. This Agreement shall be governed by the internal laws (other than conflict laws) of the state of Minnesota and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in Minnesota, shall have the meanings therein stated. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division.

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          THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR
PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

NORWEST BANK MINNESOTA,                PARSON'S ELECTRIC HOLDINGS, INC.
  NATIONAL ASSOCIATION, as Agent



By /s/ Laura Schmaltz Oberst           By /s/ Frank R. Clark
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   Laura Schmaltz Oberst                  Frank R. Clark
   Its Vice President                     Its Assistant Secretary

Address:                               Address:
Norwest Center                         c/o Nationwide Electric, Inc.
Sixth Street and Marquette Avenue      2800 Metropolitan Centre
Minneapolis, Minnesota 55479-0091      333 South Seventh Street
                                       Minneapolis, MN  55402
Employer identification number:        Attn:  Frank R. Clark
41-1592157
                                       Employer identification number:
                                       41-1924687


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